AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2008

                                                     REGISTRATION NO. 333-144321
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          EMPIRE PETROLEUM CORPORATION
                 (Name of small business issuer in its charter)

                                  ------------
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
           Delaware                         1311                    73-1238709
  (State or jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification Number)
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                                  ------------

                           8801 South Yale, Suite 120
                              Tulsa, Oklahoma 74137
                                 (918) 488-8068
          (Address and telephone number of principal executive offices and principal place of business)

                                  ------------

                               Albert E. Whitehead
                           8801 South Yale, Suite 120
                              Tulsa, Oklahoma 74137
                                 (918) 488-8068
            (Name, address and telephone number of agent for service)

                                  ------------

                                 WITH COPIES TO:

                               J. Ryan Sacra, Esq.
                             Jason B. Coutant, Esq.
                              Conner & Winters, LLP
                            4000 One Williams Center
                              Tulsa, Oklahoma 74172
                                 (918) 586-5711

                                  ------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on July 3, 2007.

                                  ------------

     No exhibits are filed with this Post-Effective Amendment No. 1.

                                  ------------

     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM SB-2 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

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


       DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

     On July 13, 2007, the Securities and Exchange Commission (the "Commission") declared effective a Registration Statement on Form SB-2 (File No. 333-144321) (the "Registration Statement") of Empire Petroleum Corporation (the "Registrant") relating to the resale from time to time of up to 15,312,500 common shares (the "Registered Shares") of the Registrant by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein. The Registrant has supplemented the prospectus (the "Prospectus") included in the Registration Statement with the information set forth in Supplement No. 1 dated August 9, 2007 and Supplement No. 2 dated December 3, 2007, filed with the Commission.

     Registrant determined that it will no longer maintain effectiveness of the Registration Statement in light of the Commission's recent amendments to Rule 144 under the Securities Act of 1933, as amended, which would enable non-affiliate shareholders of the Registrant's shares covered by the Registration Statement to freely resell those shares if the applicable conditions of the amended Rule 144 are met. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tulsa, State of Oklahoma, on March 18, 2008.


                                       Empire Petroleum Corporation.

                                       By: /s/ Albert E. Whitehead
                                          ----------------------------------
                                          Albert E. Whitehead, Chairman, Chief
                                          Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:
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

                SIGNATURE                                     TITLE                               DATE
                ---------                                     -----                               ----

     /s/ Albert E. Whitehead               Chairman, Chief Executive Officer                March 18, 2008
------------------------------------
        Albert E. Whitehead

                  *                        Director                                         March 18, 2008
------------------------------------
          John C. Kinard

                                           Director                                         March __, 2008
------------------------------------
      Montague H. Hackett, Jr.

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*By: Albert E. Whitehead
    ----------------------------
    Albert E. Whitehead,
    Attorney-in-fact